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                                                                   EXHIBIT 23.1




                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Incentive Stock Plan of GameTech International, Inc. of our report dated December 5, 1997, with respect to the financial statements and schedule of GameTech International, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.




Sacramento, California
April 28, 1998